EXHIBIT 99.3


                                LETTER AGREEMENT


February 23, 2006 (4:00 p.m.)

James A. Mitarotonda
Barington Companies Equity Partners, L.P.
888 Seventh Avenue, 17th Floor
New York, New York 10019

Dear Mr. Mitaronda

This letter agreement sets forth the agreement between Barington Companies Equity Partners, L.P., a Delaware limited partnership and its related affiliates ("Barington"), and The Stride Rite Corporation, a Massachusetts corporation (the "Company"), with respect to certain matters set forth herein. Pursuant to
Section 12 of Article II of the Company's By-Laws, as amended (the "Bylaw"), to timely deliver nominations of candidates for election to the Board of Directors of the Company, notice thereof must be delivered to the Company no later than the close of business on the 10th day following the day on which public disclosure of the date of the applicable meeting of shareholders called for such election is made. The Company publicly disclosed the date of the 2006 Shareholders Meeting in its Annual Report filed with the Securities and Exchange Commission on February 13, 2006. Therefore, the deadline for timely delivering nominations to the Company is the close of business on February 23, 2006.

Notwithstanding the foregoing, in order for the Company to have sufficient time to consider potential nominees by Barington to the Company's Board of Directors, the Company hereby agrees to extend the deadline for timely delivering nominations of candidates for election to the Board of Directors of the Company at its 2006 Annual Meeting of Shareholders to 5:00 p.m. EST on Monday, February 27, 2006 (the "Revised Deadline"). We both agree to keep this letter agreement confidential except to the extent that public disclosure, if any, is required under applicable laws, rules and regulations, both parties acknowledging and agreeing that no public disclosure is required prior to the Revised Deadline.

By signing below, each party represents and warrants to the other that it has the full corporate power and authority to execute and deliver this letter agreement, this letter agreement has been duly authorized (including, without limitation, in the case of the Company, by such corporate and board action as is necessary under the Bylaws), executed and delivered by such party and this letter agreement constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

If you accept and agree to this letter agreement, please sign in the space provided below.

Sincerely,

THE STRIDE RITE CORPORATION

By: /s/ Charles W. Redepenning, Jr.             /s/ Charles W. Redepenning, Jr.
   -----------------------------------         --------------------------------
   Name:  Charles W. Redepenning, Jr.          Charles W. Redepenning, Jr.
   Title: General Counsel                      Secretary


ACCEPTED AND AGREED TO THIS
23RD DAY OF FEBRUARY, 2006.

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

By: Barington Companies Investors, LLC,
    its General Partner


By: /s/ James A. Mitarotonda
   ----------------------------------
   Name:  James A. Mitarotonda
   Title: Managing Member

                                LETTER AGREEMENT


February 27, 2006

James A. Mitarotonda
Barington Companies Equity Partners, L.P.
888 Seventh Avenue, 17th Floor
New York, New York 10019

Dear Mr. Mitaronda

This letter agreement sets forth the agreement between Barington Companies Equity Partners, L.P., a Delaware limited partnership and its related affiliates ("Barington"), and The Stride Rite Corporation, a Massachusetts corporation (the "Company"), with respect to certain matters set forth herein. Pursuant to
Section 12 of Article II of the Company's By-Laws, as amended (the "Bylaw"), to timely deliver nominations of candidates for election to the Board of Directors of the Company, notice thereof must be delivered to the Company no later than the close of business on the 10th day following the day on which public disclosure of the date of the applicable meeting of shareholders called for such election is made. The Company publicly disclosed the date of the 2006 Shareholders Meeting in its Annual Report filed with the Securities and Exchange Commission on February 13, 2006. Therefore, the deadline for timely delivering nominations to the Company is the close of business on February 23, 2006.

Notwithstanding the foregoing, in order for the Company to have sufficient time to consider potential nominees by Barington to the Company's Board of Directors, the Company hereby agrees to extend the deadline for timely delivering nominations of candidates for election to the Board of Directors of the Company at its 2006 Annual Meeting of Shareholders to 5:00 p.m. EST on Tuesday, February 28, 2006 (the "Revised Deadline"). We both agree to keep this letter agreement confidential except to the extent that public disclosure, if any, is required under applicable laws, rules and regulations, both parties acknowledging and agreeing that no public disclosure is required prior to the Revised Deadline.

By signing below, each party represents and warrants to the other that it has the full corporate power and authority to execute and deliver this letter agreement, this letter agreement has been duly authorized (including, without limitation, in the case of the Company, by such corporate and board action as is necessary under the Bylaws), executed and delivered by such party and this letter agreement constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

If you accept and agree to this letter agreement, please sign in the space provided below.

Sincerely,

THE STRIDE RITE CORPORATION

By: /s/ Charles W. Redepenning, Jr.            /s/ Charles W. Redepenning, Jr.
   ----------------------------------         ---------------------------------
   Name:  Charles W. Redepenning, Jr.         Charles W. Redepenning, Jr.
   Title: General Counsel                     Secretary


ACCEPTED AND AGREED TO THIS
27TH DAY OF FEBRUARY, 2006.

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

By: Barington Companies Investors, LLC,
      its General Partner


By: /s/ James A. Mitarotonda
   ------------------------------------
   Name:  James A. Mitarotonda
   Title: Managing Member